Exhibit 10.1
EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of May 11, 2009, between Ixia, a California corporation (“Employer”), and Richard A. Karp (“Executive”).
RECITALS
A. Prior to the execution of this Agreement, Executive has been an employee of Catapult Communications Corporation (“Chariot”).
B. Employer has executed or plans to execute an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of a newly-formed subsidiary with and into Chariot, resulting in Chariot becoming a wholly-owned subsidiary of Employer (the “Transaction”).
C. If the Closing (as defined in the Merger Agreement) of the Transaction occurs, Employer desires to obtain the benefit of Executive’s service to Employer, and Executive is willing to perform such services for Employer on the terms and conditions hereinafter set forth.
D. Employer has expended and will continue to expend a great deal of time, money and effort to develop and maintain its proprietary, trade secret and other confidential business information which, if misused or disclosed, could be very harmful to its business, including the Business (as defined in the Merger Agreement) to be conducted by Employer after the Closing (the “Buyer Business”).
E. Executive is the owner of approximately 25% of the issued and outstanding shares of capital stock of Chariot. Upon the Closing, Employer will acquire all of Employee’s ownership interest in Chariot, and Executive will receive from Employer in the Transaction substantial consideration in exchanges for such shares.
F. Employer is unwilling to consummate the Transaction unless Executive agrees herein (i) to commence employment with Executive as of the Effective Date pursuant to this Agreement, and (ii) not to compete with Employer and the Buyer Business, as specified herein.
G. Executive acknowledges that (i) the services previously provided by him for Chariot and the Business and the services to be performed by him for Employer and the Buyer Business (as defined herein) are and will be of a special and unique character, and (ii) in order to assure Employer that the Buyer Business will retain its value as a going concern and to preserve the goodwill associated with the Buyer Business, it is necessary that Executive undertake not to utilize his special knowledge of Chariot, the Business, Employer and the Buyer Business, to compete with Employer and the Buyer Business as set forth herein.
NOW, THEREFORE, in consideration of the provisions and the mutual covenants of the parties hereinafter set forth, it is hereby agreed as follows:

AGREEMENT
     1. Effective Date. Executive’s employment under this Agreement will commence on the date on which the Effective Time occurs, as described in Section 3 of the Merger Agreement (the “Effective Date”).
     2. Employment and Duties
          2.1 Full-Time Employment Period. During the six-month period commencing on the Effective Date (the “Full-Time Employment Period”), Executive will perform services for Employer in the position of Chief Evangelist, Wireless, or in such other capacity or capacities as may be approved from time to time by Employer’s Board of Directors (the “Board”), and shall report directly to Atul Bhatnagar or such other officer of Employer as may be designated by the Board. In such capacity or capacities, Executive shall have such responsibilities, duties and authority as may from time to time be assigned to Executive by Executive’s supervisor. Executive will perform his duties at the offices of Employer to be located from time to time in or near Santa Clara, California, provided that Executive may be required to do reasonable traveling in connection with the performance of his duties hereunder. Employer agrees to continue the employment of Executive’s assistant at Chariot for a period of six months following the Effective Date, on the same terms and conditions of employment as are in effect as of May 10, 2009 and provided that the assistant shall also provide support to other Chariot and Employer personnel assigned to her.
          2.2 Part-Time Employment Period.. During the eighteen-month period commencing immediately upon expiration of the Full-Time Employment Period (the “Part-Time Employment Period” and, together with the Full-Time Employment Period, the “Employment Period”), Employer shall continue to engage Executive on a part-time basis. Executive shall be required to perform up to 40 hours of services (in eight-hour, one -day increments) for Employer in each consecutive 90-day period during the Part-Time Employment Period, during such weeks that are mutually agreeable to Executive and Employer, and shall continue to have such responsibilities, duties and authority as may from time to time be assigned to Executive by Executive’s supervisor. Executive will continue to perform his duties at the offices of Employer to be located from time to time in or near Santa Clara, California, provided that Executive may be required to do reasonable traveling in connection with the performance of his duties hereunder.
     3. Exclusive Service; Compliance with Agreement, Law and Policies. During the Full-Time Employment Period, Executive will loyally devote his exclusive and full-time efforts to his employment with Employer hereunder. During the Employment Period, Executive will comply with the terms of this Agreement, with all applicable laws and with the policies and procedures of Employer applicable to officers of Employer. Executive may perform work for other entities (whether as an employee or consultant) during the Part-Time Employment Period, so long as he is not in violation of any other provision of this Agreement.
     4. Term of Agreement. The term of this Agreement will commence on the Effective Date and will continue until (i) the close of business on the second-year anniversary of the Effective Date (or the most recent business day prior thereto if such date is not a business day); or (ii) the earlier termination of this Agreement pursuant to Section 6 hereof. Notwithstanding anything hereinto the contrary, Executive’s employment with Employer during the Employment Period shall at all times be “at-will,” meaning that Executive may resign at any time and that Employer reserves the right at any time to terminate Executive’s employment and this Agreement, for any or no particular reason or cause, subject to the provisions set forth in Sections 6 and 7. The “at-will” nature of Executive’s employment cannot be changed except by an express written agreement which must be signed by an executive officer of Employer. Termination of this Agreement shall result in the contemporaneous termination of the Employment Period.
     5. Compensation and Benefits.
          5.1 Base Salary. As compensation for services rendered under this Agreement during the Full-Time Employment Period, provided Executive is not in default of any obligation hereunder, Executive shall be paid an aggregate base salary of $160,000, payable in accordance with Employer’s standard payroll schedules in effect from time to time and subject to usual and required employee payroll deductions, withholding and reductions. During the Part-Time Employment Period, provided Executive is not in default of any obligation hereunder, Executive shall be paid $500 for each day on which services are rendered under this Agreement. During the Part-Time Employment, Executive shall also be entitled to compensation in the form of the continued vesting of the Options (as described in Section 5.4) and any COBRA (as defined herein) benefits provided in Section 5.3(b).
          5.2 Bonus Plans. Executive acknowledges that Employer has not adopted an officer bonus plan applicable to the Employment Period and, therefore, Executive shall not be entitled to participate in any bonus plan during the Employment Period.
          5.3 Additional Benefits.
               (a) During the Full-Time Employment Period, Executive will be eligible to participate in Employer’s employee benefit plans that are applicable to executive officers, including, without limitation, any plans covering medical, dental, vision, life and disability, 401(k) plans and educational assistance programs. Any such participation in such employee benefit plans will be subject to the terms, conditions and limitations contained in the applicable plan documents and/or policies, as well as applicable law; provided, however, that, to the extent permitted under such plans, for purposes of his participation in, and vesting in the benefits under, such plans, he shall be credited with his service to Chariot prior to the Effective Date. In general, Executive will receive such benefits during the Full-Time Employment Period as Employer provides to its executive officers, it being understood that Employer retains the right to establish, change or terminate any such plans, programs and benefits from time to time at its sole discretion. Additionally, Executive shall be entitled to paid vacation from July 20, 2009 through August 6, 2009, and one additional week of paid vacation in October 2009, during a week that is mutually agreeable to Employer and Executive.
               (b) During the Part-Time Employment Period, Employer shall pay Executive’s premiums for coverage of Executive and his eligible dependents under the Consolidated Omnibus Budget Reconciliation Act “(“COBRA”).
          5.4 Equity Incentive. Within 30 days following the Effective Date, Employer shall grant to Executive nonstatutory stock options to acquire up to 150,000 shares of Employer’s common stock (the “Options”) under Employer’s 2008 Equity Incentive Plan. Such Options will vest in eight equal quarterly installments commencing on September 30, 2009 and continuing through the term of this Agreement. The Options will in all respect be subject to the terms and provisions of Employer’s 2008 Equity Incentive Plan and the agreement evidencing the Options; provided, however, that, notwithstanding anything to the contrary that may be contained in the applicable equity incentive plan and/or the agreement evidencing the Options, Executive will have twenty-four (24) months following the date the Employment Period is terminated in which to exercise any outstanding Options. Furthermore, all outstanding Options will vest in full as to 100% of the unvested portion of the Option upon termination of the Employment Period if, and only if, such termination is by Employer without Cause (as defined below) or by Executive with Good Reason (as defined below).
          5.5 Expenses. Executive will be reimbursed for all reasonable and necessary expenses incurred by Executive in performing his duties hereunder, provided that such expenses are in accordance with the Employer’s applicable policies and are properly documented and accounted for in accordance with such policies. Notwithstanding the foregoing, Executive shall be entitled to business class air travel (or, if traveling on a flight with only two classes of service, the class above economy/coach), and hotel accommodations of Executive’s choice.
     6. Termination.
          6.1 General. Further to Section 4 of this Agreement, this Agreement and Executive’s employment with Employer hereunder may be terminated at any time as follows:
               (a) Mutual Written Agreement. Employer and Executive may agree in writing to terminate this Agreement and the Employment Period.
               (b) Termination by Employer. Employer may terminate this Agreement and the Employment Period hereunder at any time at Employer’s sole discretion, with or without “Cause” (as defined under Section 6.2 below), effective immediately or as of such other time as may be agreed by the parties, by giving written notice to Executive (except that no notice is required to be given in the event of Executive’s death, in which case this Agreement and Executive’s employment hereunder will automatically terminate). If Employer is effecting any such termination for Cause, Employer shall state in the notice that the termination is for Cause and the basis for such termination under Section 6.2.
               (c) Resignation by Executive. Executive may terminate this Agreement and the Employment Period at any time, with or without “Good Reason” (as defined under Section 6.3 below), effectively immediately or as of such other time as may be agreed by the parties, by giving written notice to Employer. If Executive is effecting any such resignation for Good Reason, Executive shall state in the notice that the termination is for Good Reason and the basis for such termination under Section 6.3; provided, however, that Executive’s resignation shall only be deemed to have been for Good Reason if he provides the written notice to Employer of his resignation and of the existence of Good Reason within 90 days after the initial existence of the condition and Employer then fails to remedy the condition within 30 days after receipt of such notice.
               (d) Death or Disability of Executive. This Agreement shall automatically terminate upon the death of Executive or a determination that Executive has a long-term disability. For purposes of this Agreement, “long-term disability” shall mean a condition which substantially impairs Executive’s ability to perform his obligations hereunder for at least 90 consecutive work days or for any 90 work days during any 180-day period.
Executive acknowledges and agrees that the transfer of Executive to another Employer Entity (as defined below) or to different division of Employer shall not be deemed to be a termination of the Employment Period and shall not constitute Good Reason in the absence of any other specific event set forth in the definition of Good Reason under Section 6.2 below.
          6.2 Cause Defined. For purposes of this Agreement, “Cause” for Executive’s termination by Employer will exist at any time after the happening of one or more of the following events following the Effective Date:
               (a) willful refusal or failure to follow one or more important Employer policies, including without limitation those set forth in the Code;
               (b) any conduct amounting to gross incompetence;
               (c) refusal or failure to perform material, appropriate duties;
               (d) embezzlement, misappropriation of any property or other asset of Employer or misappropriation of a corporate opportunity of Employer;
               (e) conviction of Executive for or the entering of a plea of nolo contendere with respect to any felony whatsoever or for any misdemeanor involving moral turpitude;
               (f) unlawful use (including being under the influence) or possession of illegal drugs on Employer’s premises;
               (g) any material breach of Executive’s obligations under this Agreement other than his obligations under Sections 8 (Executive Non-Compete and Non-Solicitation) and 9 (Confidentiality and Assignment of Inventions) of this Agreement; or
               (h) any breach by Executive of his obligations under Sections 8 (Executive Non-Compete and Non-Solicitation) and 9 (Confidentiality and Assignment of Inventions) of this Agreement or any other nondisclosure or proprietary agreement with or on behalf of Employer;
provided, however, that for any acts described under sections (a), (b), (c) and (g), Employer must provide written notice to Executive of the actions constituting Cause, with such notice to state that Employer believes such actions constitute Cause, and allow Executive ten days to cure such events, which period can be extended by up to five days in the event that Executive is outside the United States on Company business during the ten-day period, in which case the ten-day period shall be extended for such number of days (up to five days) as Executive is outside the United States.
          6.3 “Good Reason” Defined. For purposes of this Agreement, “Good Reason” means, without the express written consent of Executive, the occurrence of one or more of the following events after the Effective Date:

               (a) a reduction by Employer in Executive’s base salary;
               (b) Employer’s requiring Executive to be based for two consecutive months or more at an office more than 30 miles from Santa Clara, California;
               (c) the assignment to Executive of duties materially inconsistent with the duties associated with Executive’s position upon commencement of his employment with Employer on the Effective Date; or
               (d) the material breach of Employer’s obligations to Executive under this Agreement if such breach has not been cured within ten days after written notice from Executive to Employer (and provided that any such written notice from Executive shall be required to state that Executive believes the breach constitutes a basis for Good Cause termination under this Agreement).
     7. Effect of Termination or Resignation.
          7.1 Termination by Employer for Cause, Death or Disability or Resignation by Executive without Good Reason. In the event of any termination of this Agreement and Employer’s employment of Executive by Employer hereunder either as a result of termination by Employer for Cause, as a result of Executive’s death or long-term disability or resignation by Executive other than for Good Reason:
               (a) Employer shall pay Executive (or Executive’s executor or personal representative in the case of death) the compensation and benefits accrued and payable to Executive under Section 5 through the date of such termination; and
               (b) Executive’s (or Executive’s executor’s or personal representative’s in the case of death) rights following any such termination under Employer’s equity incentive plans and under Employer’s benefit plans of applicable to executive officers, including without limitation any medical, dental, vision, life, disability and 401(k) plans then in effect, shall be determined under the provisions of those plans for terminated employees.
          7.2 Termination by Employer without Cause or Resignation by Executive with Good Reason. In the event of any termination of this Agreement and the Employment Period hereunder either as a result of termination by Employer without Cause or resignation by Executive for Good Reason:
               (a) Employer shall pay to Executive the compensation and benefits payable to Executive under Section 5 through the date of such termination; provided, that, if such termination occurs prior to the expiration of the Full-Time Employment Period, Employer shall pay to Executive the base salary payable to Executive under Section 5 through the end of the Full-Time Employment Period;
               (b) Employer shall continue to pay Executive’s COBRA through the Part-Time Employment Period to the extent required by Section 5.3(b); and
               (c) Executive’s rights following any such termination under Employer’s equity incentive plans and under Employer’s benefit plans applicable to executive officers, including without limitation any medical, dental, vision, life, disability and 401(k) plans then in effect but excluding any general severance policies of Employer, shall be determined under the provisions of those plans for terminated employees.
          7.3 Termination Covered by Chariot Change in Control Agreement. Executive shall remain eligible for severance benefits under his existing change in control severance benefits agreement with Chariot, subject to the terms and conditions of that agreement, upon the termination of his employment with Employer.
     8. Non-Compete and Non-Solicitation.
          8.1 So long as Executive is an employee of or a consultant to Employer or any affiliated entity (each, an “Employer Entity”) and in any event until the five-year anniversary of the Effective Date (the “Non-Compete Period”) and in addition to and not in limitation of all other applicable obligations of Executive hereunder, Executive shall not, directly or indirectly, either for himself or for any other person or entity, directly or indirectly:
               (a) engage in any business or venture that competes, directly or indirectly, with the Buyer Business as conducted by any Employer Entity on or after the Effective Date (a “Competing Business Activity”) or enter into an employment, consulting or agency relationship with any entity or person engaging in such a Competing Business Activity (a “Competitive Business”);
               (b) call upon or cause to be called upon, or solicit or assist in the solicitation of, in connection with any Competing Business Entity or Competing Business Activity, any entity, agency, person, firm, association, partnership or corporation that was a customer of Chariot prior to the Effective Date or that is a customer of any Employer Entity during the Non-Compete Period for the purpose of selling, licensing or supplying any products or services that are the same as, similar to or competitive with the products or services sold or developed by the Business as conducted by Chariot prior to the Effective Date and/or the Buyer Business as conducted by any Employer Entity on or after the Effective Date; and/or
               (c) solicit, induce or attempt to solicit or induce any person to leave his or her employment, agency, directorship or office with any Employer Entity.
          8.2 Employer and Executive specifically acknowledge and agree that the covenants set forth in Section 8.1 are commercially reasonable and reasonably necessary, including without limitation with respect to time period, geographic area and scope of business, to protect the interest in Chariot that Employer will acquire in the Transaction.
          8.3 If any court or tribunal of competent jurisdiction shall refuse to enforce one or more of the covenants contained in this Section 8 because (i) the time limit applicable thereto is deemed unreasonable, or (ii) taken together, they are more extensive (whether as to geographic area, scope of business or otherwise) than is deemed to be reasonable, it is expressly understood and agreed that such covenant or covenants shall not be void, and that the time limitation or restrictions contained therein (whether as to geographic area, scope of business or otherwise) shall be deemed to be reduced to the extent necessary to permit the enforcement of such covenant or covenants.

     9. Confidentiality and Assignment of Inventions. On or before the Effective Date, Executive shall execute and enter into Employer’s standard Employee Agreement Concerning Works, Confidentiality, Non-Disclosure, Non-Competition And Non-Solicitation, attached hereto Attachment A.
     10. Executive’s Representations. Executive hereby represents and warrants that (i) the execution, delivery and performance of this Agreement do not and shall not conflict with breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity other than any such agreements with Chariot, which agreements have been delivered by Executive to Employer prior to execution of this Agreement, and (iii) upon the execution and delivery of this Agreement by Employer, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.
     11. Severability. Nothing herein contained shall be construed to require the commission of any act contrary to law. The determination that any provision of this Agreement is unenforceable shall not terminate this Agreement or otherwise affect the other provisions of this Agreement, it being the intention of the parties hereto that this Agreement shall be construed to permit the equitable reformation of such provision to permit the enforcement of the remaining provisions of this Agreement as if such unenforceable provision were not included herein.
     12. Equitable Relief. Executive acknowledges that the services to be rendered by Executive are of a special, unique, extraordinary and intellectual character which gives them a peculiar value, for the loss of which Employer cannot be reasonably or adequately compensated in damages, and that a breach by Executive of the provisions of this Agreement will cause Employer irreparable injury and damage. Executive therefore expressly agrees that Employer shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement, or any part hereof, and to secure its enforcement, in addition to all other remedies available to Executive.
     13. Notices. Any notice required or permitted to be given under the Agreement shall be in writing and shall be deemed to have been given and received on (i) the date when personally delivered, (ii) the next business day after deposit with a reputable courier service such as Federal Express, provided receipt is confirmed by the sender, or (iii) three business days after deposit with the United States Postal Service, registered or certified postage prepaid, in each case addressed to the other party at the address shown below:
If to Employer:
Ixia
26601 W. Agoura Road
Calabasas, CA 91302
Attention: President and Chief Executive Officer
Facsimile No.: 818-444-3100
If to Executive:
Dr. Richard Karp
     or to such other address as either of them may designate to the other in writing.

     14. Arbitration. In recognition of the mutual benefits of arbitration as a speedy, cost-effective procedure for resolving disputes, and in lieu of any trial by jury, the parties agree that except for the exclusions set forth in this Section 14, any dispute that cannot be resolved by informal internal means and which relates to or arises out of Executive’s employment with Employer, whether arising during or after employment and including matters arising out of or pertaining to acts or omissions prior to the execution of this Agreement, will be exclusively submitted to final and binding arbitration before JAMS under the then-applicable rules. The arbitration shall be conducted in Santa Clara County, California. This agreement to arbitrate specifically includes without limitation all claims under or relating to any federal, state or local law or regulation prohibiting discrimination, harassment or discharge; any alleged or actual contract; any Employer policy or benefit, entitlement to wages or other economic compensation; and any claim for personal, emotional, physical, economic or other injury. Employer shall be responsible for the filing fee and tribunal costs associated with any arbitration under this Agreement. The arbitrator shall have no power or authority to add to or, except as otherwise provided by Section 11 hereof, to detract from the agreements of the parties as set forth in this Agreement, and the prevailing party shall recover costs and attorneys’ fees incurred in any such arbitration. The only claims that are not covered by this agreement to arbitrate are (a) any administrative charges or claims before governmental agencies that cannot legally be submitted to mandatory arbitration; (b) any claim for benefits under any pension or benefit plan that provides its own non-judicial dispute resolution procedure; or (c) any proceedings for injunctive relief as contemplated by Section 12.
     15. Amendment and Waiver. This Agreement may be amended and any terms of it waived only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure or waiver of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same or any other provision.
     16. Governing Law. This Agreement shall be governed and construed under and in accordance with the laws of the State of California. The parties acknowledge that they each have, and will continue to have, substantial contacts with the State of California, where Employer has its headquarters as of the date of execution of this Agreement, and that the Buyer Business shall be managed and directed from the State of California. Executive will receive policy and management direction, and Confidential Information, from the State of California, and will participate in meetings in the State of California (including telephonic participation from other locations) during which he will receive, discuss and develop Confidential Information. To ensure that any disputes arising under this Agreement are resolved in accordance with the parties’ expectations, this Agreement shall be governed by and construed under the laws of the State of California and applicable federal laws, as the parties agree that their expectations with respect to the scope and enforcement of this Agreement, including without limitation Sections 8, 9, 11 and 12 are based on California law, and that California law is therefore the most applicable law to this Agreement and any disputes hereunder.

     17. Entire Agreement. Executive acknowledges and agrees that he is not entering into this Agreement in reliance upon any term or condition not stated herein; that this Agreement is the entire agreement pertaining to the subject matter hereof; and that this Agreement supersedes any and all prior or contemporaneous agreements, arrangements, negotiations and understandings between or among Executive, Employer and/or Chariot, or any of them, whether oral or written, pertaining to the Employment Period.
     18. Assignment. This Agreement and all rights hereunder are personal to Executive and may not be transferred or assigned by Executive at any time. Employer’s rights, together with its obligations hereunder, may be assigned to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of the Buyer Business or of Employer’s business and assets; provided, however, that any such assignee shall be required to assume Employer’s obligations hereunder.
     19. Survivability. Without prejudice to the survival of any of Executive’s other obligations and/or Employer’s other rights, Executive and Employer expressly agree that Executive’s obligations and/or Employer’s rights under Section 6 (with respect to the definition of Cause and Good Reason) and Sections 7 through 21 will survive the expiration or termination of this Agreement.
     20. Independent Advice. Executive has been encouraged to consult with counsel of his choice concerning this Agreement. Executive hereby acknowledges and represents that he has consulted with, or has voluntarily declined to consult with, independent counsel regarding his rights and obligations under this Agreement, and that he fully understands and is voluntarily agreeing to the terms and conditions contained herein.
     21. Agreement Null and Void for Failure to Close Transaction. In the event this Agreement does not become effective on or before October 1, 2009, it shall be deemed null and void.
     22. Section 409A Compliance. Notwithstanding anything to the contrary herein, the following provisions shall apply to the extent that the severance benefits provided under Section 7.2 (collectively, the “Severance Benefits”) are subject to Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other published guidance thereunder (collectively, “Section 409A”). The Severance Benefits shall not commence until Executive has a “separation from service” for purposes of Section 409A. Each installment of the cash severance payments under Section 7.2(a) shall be considered a “separate payment” for purposes of Treas. Regs. Section 1.409A-2(b)(2)(i). The Severance Benefits are intended to satisfy the exemptions from the application of Section 409A provided under Treas. Regs. Sections 1.409A-1(b) (4), 1.409A-1(b)(5) and 1.409A-1(b)(9). However, if such exemptions are not applicable to the Severance Benefits and Executive is, upon separation from service, a “specified employee” for purposes of Section 409A, then, solely to the extent necessary to avoid adverse personal tax consequences for Executive under Section 409A, the timing of the Severance Benefits shall be delayed as necessary until the earlier of (i) six (6) months and one (1) day after Executive’s separation from service, and (ii) Executive’s death.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

IXIA		EMPLOYEE

By:	/s/ Atul Bhatnagar	/s/ Richard A. Karp

Name:	Atul Bhatnagar	Richard A. Karp
Title:	President & CEO
(Signature page to Employment Agreement)

Attachment A
Employee Agreement Concerning Works, Confidentiality, Non-Disclosure, Non-Competition And Non-Solicitation
See attached.

IXIA
EMPLOYEE AGREEMENT CONCERNING WORKS, CONFIDENTIALITY,
NON-DISCLOSURE, NON-COMPETITION AND NON-SOLICITATION
(New Employees)
     In consideration of and as an essential condition to the offer by Ixia, a California corporation with its principal place of business located at Ixia, 26601 West Agoura Road, Calabasas, CA 91302 (the “Company”), to hire the undersigned (the “Employee”) as an employee of the Company, the Employee and the Company hereby agree effective as of the ______ day of _______________, 200___, as follows:
     1. Works.
          1.1 For purposes of this Agreement, “Works” shall mean ideas, designs, concepts, techniques, inventions, discoveries and works of authorship, whether or not patentable or protectible by copyright or as a mask work, and whether or not reduced to practice, including, without limitation, devices, processes, trade secrets, formulas, techniques, compositions of matter, computer software programs, mask works and methods, together with any improvements thereon or thereto, derivative works made therefrom and know-how related thereto.
          1.2 The Employee will promptly disclose in writing to the Board of Directors or the President of the Company every Work made, conceived, developed or reduced to practice, in whole or in part, solely by the Employee or jointly with others, either (i) during the term of the employment relationship of the Employee with the Company, whether or not the Employee believes the Work to have been made, conceived, developed or reduced to practice within the course and scope of the employment relationship of the Employee with the Company and whether or not the Employee believes the Work to be protected under the provisions of Section 2870 of the California Labor Code (a copy of which is attached hereto as Schedule A) or (ii) after the termination of the employment relationship of the Employee with the Company, if such Work is made through the use of Confidential Information or any of the Company’s equipment, facilities, supplies, trade secret information or time, or results from any work performed by the Employee for the Company.
          1.3 The Employee hereby agrees that all Works made, conceived, developed or reduced to practice, in whole or in part, solely by the Employee or jointly with others, either during or after the term of the employment relationship of the Employee with the Company, if such Works are made through the use of any of the Confidential Information or any of the Company’s equipment, facilities, supplies, trade secret information or time, or result from any work performed by the Employee for the Company, or relate to the Company’s business during the term of the employment of the Employee by the Company or the Company’s actual or demonstrably anticipated research and development during such term of employment, shall belong exclusively to the Company and shall be deemed part of the Confidential Information for purposes of this Agreement whether or not fixed in a tangible medium of expression. Without limiting the foregoing, the Employee agrees that all such Works shall be deemed to be “works made for hire” under the U.S. Copyright Act of 1976, as amended, and that the Company shall be deemed the author and owner thereof, provided that in the event and to the extent such Works are determined not to constitute “works made for hire” as a matter of law, the Employee hereby irrevocably assigns and transfers to the Company the entire right, title and interest, domestic and foreign, of the Employee in and to such Works. This Agreement shall be construed in accordance with the provisions of Section 2870 of the California Labor Code relating to inventions made by an employee, and, accordingly, this Agreement is not intended to, and shall not be interpreted to, assign to or vest in the Company any of the Employee’s rights in any Works other than those described in the first sentence of this Section 1.3.
          1.4 The Employee agrees to keep and maintain adequate and current written records (in the form of notes, sketches, drawings or in other appropriate forms) of all Works made by the Employee, which records shall be available at all times to the Company and shall remain the sole property of the Company.
          1.5 The Employee agrees to assist the Company, both during and subsequent to the employment relationship of the Employee with the Company, in obtaining and enforcing for the Company’s own benefit patents, copyrights, mask work rights, trade secret rights and other legal protections in any and all countries for any and all Works made by the Employee (in whole or in part), the rights to which belong to or have been assigned to the Company pursuant to this Agreement. Upon request, the Employee will execute all applications, assignments, instruments and papers and perform all acts that the Company or its counsel may deem necessary or desirable to obtain or enforce any and all such patents, copyrights, mask work rights, trade secret rights and other legal protections in such Works and otherwise to protect the interests of the Company therein.
          1.6 The Company agrees to bear all expenses which it causes to be incurred by the Employee in assigning, obtaining, maintaining and enforcing said patents, copyrights, trade secret rights, mask work rights and other legal protections in accordance with this Agreement.
          1.7 The obligations of this Section 1 shall continue beyond the termination of the employment relationship, and these obligations shall be binding upon the assigns, executors, administrators and other legal representatives of the Employee. No rights are hereby conveyed in Works, if any, made by the Employee prior to the commencement of the employment relationship of the Employee with the Company which are identified in Schedule B attached hereto and incorporated herein; provided, however, that any improvements, whether or not patentable or copyrightable and whether or not reduced to practice, made to or on, or any derivative works made from, any of the listed Works after commencement of the employment of the Employee by the Company are subject to the terms of this Section 1. The Employee further agrees to notify the Company in writing before the Employee makes any disclosure to, or performs any work on behalf of, the Company which appears to threaten or conflict with any proprietary or other rights the Employee claims in any Work, and in the event of the failure of the Employee to give such notice, the Employee will make no claim against the Company with respect to any such Work.
          1.8 The Employee understands that utilization of the Works is in the sole discretion of the Company, and that the Company is not obligated to develop, market or otherwise use any device or product.
     2. Disclosure and Protection of Confidential Information.
          2.1 For the purposes of this Agreement, “Confidential Information” means knowledge, information and material which is proprietary to the Company or designated as Confidential Information (or in another manner indicating its confidential nature) by the Company and not generally known by non-Company personnel, of which the Employee may obtain knowledge or access through or as a result of the employment of the Employee by the Company (including information conceived,

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originated, discovered or developed in whole or in part by the Employee). Confidential Information includes, without limitation, (i) technical knowledge, information and material such as trade secrets, concepts, designs, discoveries, ideas, processes, formulas, data, research, know-how, improvements, Works (as defined in Section 1.1 of this Agreement), computer software programs, source code, object code, documentation, diagrams, flow-charts, drawings and experimental and developmental work techniques and (ii) marketing and other information such as customer lists, price lists, pricing policies, marketing and business plans and strategies, product plans, financial information and projections, management reports, forecasts, manuals, personnel records or data, information regarding business or technical needs of customers, consultants, licensees or suppliers and their methods of doing business and information regarding arrangements with customers, consultants, licensees or suppliers. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as confidential, whether or not owned or developed by the Company.
          2.2 The Employee agrees, both during the employment of the Employee by the Company and after termination of such employment, to hold in strict confidence and trust all Confidential Information and not to reveal, report, publish, disclose or transfer, directly or indirectly, any Confidential Information to any person or entity, or to utilize any Confidential Information for any purpose except in the course and within the scope of the Employee’s work for the Company.
          2.3 The Employee will abide by any and all security rules and regulations, whether formal or informal, that may from time to time be imposed by the Company for the protection of Confidential Information, and will inform the Company of any defects in, or improvements that could be made to, such rules and regulations.
          2.4 The Employee will notify the Company in writing immediately after the Employee receives a subpoena, notice to produce, or other compulsory order or process of any court of law or government agency if such document requires or may require disclosure or other transfer of Confidential Information.
          2.5 All notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any way incorporating or reflecting any of the Confidential Information and all proprietary rights therein, including copyrights, shall belong exclusively to the Company. Upon the request of the Company and upon termination of the employment relationship of the Employee with the Company, the Employee will promptly deliver to the Company all such materials and copies thereof, and any and all other materials of a secret or confidential nature relating to the Confidential Information, which are in the possession or under the control of the Employee, and the Employee will not take with the Employee any documents or materials or copies thereof containing any Confidential Information.
          2.6 Except to the extent that any such waiver is prohibited by law, the Employee hereby forever waives and agrees never to assert in or with respect to any Work subject to this Agreement the benefits of any provision of law known as “moral rights” or “droit moral” or any similar law in any country of the world (including under Section 106A of the U.S. Copyright Act of 1976, as amended). “Moral rights” or “droit moral” shall include any rights to claim authorship of a Work, to object to or prevent the modification of any Work, or to withdraw any Work from circulation, publication or distribution.

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     3. Other Employment.
          3.1 The Employee acknowledges that the Company has a strict policy against using proprietary information belonging to any other person or entity without the express permission of the owner of that information. The Employee represents and warrants that the performance by the Employee of all of the terms of this Agreement and as an employee of the Company will not result in any breach of any duty owed by the Employee to a third party to keep in confidence or not to use any proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to or during the employment of the Employee by the Company, and the Employee agrees not to disclose to the Company or to induce the Company to use any confidential or proprietary information belonging to any of the previous employers of the Employee or to others.
     4. Restrictive Covenants.
          4.1 During the term of the employment of the Employee by the Company, without prior written authorization of the Company, the Employee will not, directly or indirectly, engage or invest, whether alone, as a partner or as an officer, director, employee or five percent or more shareholder of another corporation, in any activity directly or indirectly competitive with or adverse to the welfare of the Company with respect either to its then existing business or future business plans.
          4.2 During the term of the employment of the Employee by the Company, the Employee will not, without first obtaining the express prior written consent of the Company, render services for, engage in or enter into the employment of, or act as an advisor or consultant to, any person, firm or corporation engaged in or about to become engaged in a business anywhere in the United States competitive with any business conducted or proposed to be conducted by the Company during the employment of the Employee by the Company.
          4.3 During the term of the employment of the Employee by the Company, the Employee will not solicit the business of any client, customer or supplier of the Company for the Employee’s own benefit or for the benefit of any other party.
          4.4 During the term of employment of the Employee by the Company and for a period of one year after termination for any reason of the employment of the Employee by the Company, the Employee will not, directly or indirectly, solicit any other employee or consultant of the Company to leave his or her employment or consulting relationship with the Company.
     5. Termination of Employment Relationship.
          5.1 Before accepting another employment or consulting relationship the Employee will provide, and the Employee authorizes the Company to provide at any time before or after termination of the employment relationship of the Employee with the Company, to each prospective or new employer, to each prospective or new company hiring the Employee as a consultant and/or to each prospective or new business partner, co-venturer, financial institution or other entity that has an interest in a business owned, in whole or in part, by the Employee, a copy of this Agreement, including any restrictive covenants to which the Employee may be subject, in order to provide notice to such person or entity of the restrictions that this Agreement or any other agreement may impose on the job or business responsibilities of the Employee.

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     6. Remedies.
          6.1 Because of the unique nature of the Confidential Information and the rights of the Company hereunder, the Employee understands and agrees that the Company will suffer irreparable harm in the event the Employee fails to comply with the Employee’s obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. In the event of a breach or threatened breach by the Employee of the provisions of this Agreement, the Company shall be entitled to an injunction restraining the Employee from violating the terms hereof, or from disclosing to any person or entity, whether or not the Employee is then employed by or consulting with such entity, or an officer, director or owner thereof, any confidential, proprietary or privileged information, including but not limited to any Works referred to in Section 1 hereof and any Confidential Information referred to in Section 2 hereof.
          6.2 Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach of this Agreement including recovery of damages from the Employee. Both parties hereto recognize that the services to be rendered by the Employee during the term of the employment relationship of the Employee with the Company are special, unique and of extraordinary character.
     7. Miscellaneous.
          7.1 THIS IS NOT AN EMPLOYMENT AGREEMENT. NOTHING IN THIS AGREEMENT GIVES THE EMPLOYEE ANY RIGHT TO EMPLOYMENT OR CONTINUED EMPLOYMENT BY THE COMPANY OR IN ANY MANNER AFFECTS THE RIGHT OF THE COMPANY TO TERMINATE THE EMPLOYMENT OF THE EMPLOYEE AT ANY TIME FOR ANY REASON, WITH OR WITHOUT CAUSE.
          7.2 All notices under this Agreement shall be in writing, shall specifically reference this Agreement and shall be deemed to be duly sent and given upon personal delivery, five days after deposit in the U.S. mail by certified or registered mail, return receipt requested, with postage prepaid, or one business day after deposit with a national courier service, addressed to the party to be notified at such party’s address as set forth herein (if, however, a party has given the other party due notice of another address for the sending of notices, then future notices shall be sent to such new address).
          7.3 This Agreement contains the full and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior representations and understandings, whether oral or written.
          7.4 No amendment, modification or waiver of this Agreement shall be valid unless made in writing and signed by the parties hereto. Without limitation, the Company expressly does not waive its right with respect to any failure by the Employee to disclose a Work in writing, even if the Company’s past conduct has given the Employee a reasonable expectation that it would waive failure by the Employee to disclose such Work to it.
          7.5 Neither this Agreement nor any benefits hereunder are assignable by the Employee, but the terms and provisions hereof shall inure to the benefit of the Company’s successors and assigns.

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          7.6 If either party fails to comply with any obligation under this Agreement, the party that vindicates such party’s rights by means of legal proceedings shall be paid all its costs and expenses, including, without limitation, all reasonable attorneys’ fees, by the party in violation of this Agreement.
          7.7 While the provisions of this Agreement are considered by the parties to be reasonable under the circumstances hereof, if any provision of this Agreement shall be adjudged to be void or invalid for any reason whatsoever, but would be valid if part of the wording thereof were deleted or changed, then such provision shall apply with such modifications as may be necessary to make it valid and effective. In the event that one or more of the provisions of this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
          7.8 This Agreement shall be construed in accordance with and governed by the laws of the State of California applicable to contracts between residents of California which are wholly executed and performed in California.
          7.9 This Agreement shall survive any termination for any reason whatsoever of the Employee’s employment with the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

IXIA	EMPLOYEE

By:	Signature:

Name:	Print Name:

Title:	Address:

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SCHEDULE A
CALIFORNIA LABOR CODE
Section 2870. Employment agreements; assignment of rights
     (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
          (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
          (2) Result from any work performed by the employee for the employer.
     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

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SCHEDULE B
TO
EMPLOYEE AGREEMENT CONCERNING WORKS, CONFIDENTIALITY,
NON-DISCLOSURE, NON-COMPETITION AND NON-SOLICITATION
LIST OF WORKS

Company Initials	Employee Initials

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